                                                        Thacher Proffitt & Wood
[THACHER PROFFIT LETTERHEAD LOGO]                       11 West 42nd Street
                                                        New York, New York 10036
                                                        212.789.1200

                                                        Fax: 212.789.3500
                                                        www.tpwlaw.com

                                                  June 6, 2003

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

                Structured Asset Securities Corporation II
                Mortgage_Backed Certificates
                Registration Statement on Form S-3
                ----------------------------------------------------

Ladies and Gentlemen:

           We have acted as special counsel to Structured Asset Securities Corporation II, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage-Backed Certificates ("Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer named therein, the special servicer (if any) named therein, the fiscal agent (if any) named therein, the REMIC administrator (if any) named therein and the trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

           In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so



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Structured Asset Securities Corporation II
June 6, 2003


modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

           In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors and secured parties, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection and (iv) public policy considerations, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any such provisions will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the considerations referred to in foregoing clause (iv) and the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

           This opinion letter is based solely upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on such actual present knowledge of such attorneys.

           In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

Structured Asset Securities Corporation II
June 6, 2003


           Based upon and subject to the foregoing, it is our opinion that:

           1. Each Pooling and Servicing Agreement, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

           2. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

           3. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Certificates is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

Structured Asset Securities Corporation II
June 6, 2003


           We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement and each prospectus supplement delivered in connection therewith under the headings "Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of
Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of
Section 11 thereof, with respect to any portion of the Registration Statement.

                                                       Very truly yours,

                                                     /s/ Thacher Proffitt & Wood